EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 3, 2005 is by and among Brandywine Realty Trust, a Maryland real estate investment trust (“Parent”), Brandywine Operating Partnership, L.P., a Delaware limited partnership (“Parent L.P.”) and Michael V. Prentiss (“Prentiss”).

RECITALS

     WHEREAS, Prentiss currently serves as the Chairman of the Board of Trustees of Prentiss Properties Trust, a Maryland real estate investment trust (the “Company”);

     WHEREAS, Parent has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 3, 2005, with the Company, Company L.P., Parent L.P., Merger Sub and L.P. Merger Sub pursuant to which the Company will merge with Merger Sub and L.P. Merger Sub will merge with Company L.P. on the terms set forth therein. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Merger Agreement;

     WHEREAS, Parent and Parent L.P. are obligated to enter into this Agreement pursuant to the Merger Agreement to be effective at the Effective Time.

AGREEMENT

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Parent, Parent L.P. and Prentiss, the parties hereto agree as follows:

SECTION 1
DEFINITIONS

     1.1     Specific Definitions.     The following terms are defined as follows:

     “Affiliate” is defined in Rule 12b-2 under the Exchange Act.

     “Board” means Parent’s board of trustees.

     “Class A Units” shall have the meaning given to such term in the L.P. Partnership Agreement.

     “CommonShares” means common shares of Parent, par value $.01 per share.

     “Company Common Unit” means the issued and outstanding common units of limited partner interests of Company L.P.

     “Effectiveness Period” is defined in Section 2.2.

     “ExchangeAct” means the Securities Exchange Act of 1934, as amended.

     “Holder” means Prentiss or Prentiss’ permitted assignees under Section 8.

     “IndemnifiedParty” is defined in Section 6.3.

     “IndemnifyingParty” is defined in Section 6.3.

     “Inspectors” is defined in Section 3.1(i).

     “Loss” or “Losses” is defined in Section 6.1.

     “L.P. Partnership Agreement” means the Agreement of Limited Partnership, as amended through the date hereof, of Parent L.P.

     “Person” means any business entity (including a corporation, partnership (limited or general), limited liability company or business trust) or a natural person.

     “register,” “registered” and “registration” and words of similar import mean a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act, and the declaration and ordering by the SEC of effectiveness of such registration statement or document.

     “Registrable Common Shares” means any (1) Common Shares beneficially held by a Holder that were issued in connection with the REIT Merger, (2) Common Shares issuable to Holders upon redemption in accordance with the L.P. Partnership Agreement of Class A Units that were issued in connection with the OP Merger and (3) securities issued or issuable in respect thereof by way of any stock split or stock dividend or in connection with any combination of shares, recapitalization, merger, consolidation, reorganization or otherwise; provided that Registrable Common Shares shall exclude Common Shares: (i) sold by a Person in a transaction in which a Holder’s rights under this Agreement are not assigned under this Agreement; (ii) that have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (iii) have been sold in a transaction exempt from the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (iv) that are able to be sold pursuant to Rule 144(k); or (v) that are held by a Holder that does not “beneficially own” more than 1% of the outstanding Common Shares and such Common Shares are able to be sold under Rule 144 (other than Rule 144(k)).

     “Rule 144” means Rule 144 under the Securities Act.

     “SEC” means the United States Securities and Exchange Commission.

     “SecuritiesAct” means the Securities Act of 1933, as amended.

     “Shelf Registration Statement” is defined in Section 2.2.

SECTION 2
REGISTRATION RIGHTS

     The Holders shall have the right to register Registrable Common Shares in accordance with the following provisions:

     2.1     Demand Registration Rights.     The following terms are defined as follows:

     (a)     Upon receipt of a written request from Holders holding more than 30% of the Registrable Common Shares to register under the Securities Act (whether for purposes of a public offering, an exchange offer or otherwise) all or part of the Registrable Common Shares held by such Holders, Parent shall as expeditiously as reasonably practicable prepare and file (but not more than 30 days after receiving notice), and use its reasonable best efforts to cause to become effective as soon thereafter as practicable, a registration statement on Form S-1 or Form S-3 (including a shelf registration statement under Rule 415) under the Securities Act to effect the offering of such Registrable Common Shares in the manner specified in such request.

     (b)     Notwithstanding anything to the contrary contained elsewhere herein, the registration rights granted to the Holders in Section 2.1(a) are subject to the following terms and conditions:

(i)	Upon receipt of a request to register Registrable Common Shares pursuant to Section 2.1(a), Parent shall give all of the Holders prompt written notice of the proposed registration and will give all of such Holders the right to include their Registrable Common Shares in such registration on the same terms and conditions as the requesting Holders. Each Holder so notified shall have ten days to request that their Registrable Common Shares be included in such registration. Failure to so request shall be deemed a waiver of such Holder’s rights with respect to such registration unless such registration is not completed.

(ii)	The Holders will be limited to two registration requests under Section 2.1(a).

(iii)	Parent shall be entitled to defer for a reasonable period of time, but not in excess of 90 days and only three times in any twenty-four month period, the filing of any registration statement otherwise required to be prepared and filed by it under Section 2.1(a) if Parent furnishes the Holders a certified resolution of the Board within ten days after Parent has received the registration request under Section 2.1 that Parent (a) is at such time conducting or about to conduct an underwritten public offering of its securities for its own account and the Board determines in good faith that such offering would be materially adversely affected by such registration requested by the Holders or (b) would be required to disclose in such registration statement information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the Board, such disclosure would be reasonably likely to affect adversely any material business transaction or negotiation in which Parent is then engaged. If Parent elects to defer the filing of a registration statement pursuant to this Section 2.1(b)(iii), the Holders shall be deemed to have withdrawn their request during the time of such deferral and shall retain their rights pursuant to Section 2.1(b)(ii). Holders agree to keep any such information confidential until it becomes generally known to the public.

(iv)	No demand for registration may be made under Section 2.1(a) within 180 days of the consummation of the last offering for which registration has been provided under Section 2.1(a).

     2.2     Shelf Registration.     Notwithstanding anything contained herein, Parent will use good faith commercially reasonable efforts to file, on or within thirty (30) days following the Closing Date, a shelf registration statement (the “Shelf Registration Statement”) pursuant to Rule 415 under the Securities Act to enable the resale of the Registrable Common Shares by Holders from time to time on a delayed or continuous basis. The Shelf Registration Statement shall be filed on Form S-3 and, if Parent is eligible, the Shelf Registration Statement shall utilize the automatic shelf registration process under Rule 415 and Rule 462 as amended by Securities Act Release No. 8591. Parent will use its reasonable best efforts to maintain its status as a “well known seasoned issuer” as defined in Rule 405 as amended by Securities Act Release No. 8591. If Parent is not a “well known seasoned issuer” or is otherwise ineligible to utilize the automatic shelf registration process, then Parent shall use its reasonable best efforts to have the Shelf Registration Statement declared effective under the Securities Act as expeditiously as practicable. Parent will use its reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing new registration statements relating to the Registrable Common Shares as required by Rule 415 under the Securities Act to permit the disposition of all Registrable Common Shares pursuant hereto until the earliest date on which (i) all Registrable Common Shares registered pursuant to the Shelf Registration Statement or any successors thereto have been sold or (ii) all Registrable Common Shares may be sold pursuant to Rule 144(k) under the Securities Act (“Effectiveness Period”). If Parent registers all of the Registrable Common Shares on a Shelf Registration and maintains the effectiveness of the Shelf Registration, and otherwise satisfies its obligations under this Agreement in all material respects, no Holder shall be permitted to exercise the registration rights set forth in Section 2.1 of this Agreement.

SECTION 3
COVENANTS

     3.1     Covenants of Parent.     In connection with any offering of Registrable Common Shares pursuant to this Agreement, Parent shall:

(a)	Prepare and file with the SEC such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of not less than 120 days (unless filed pursuant to Rule 415 under the Securities Act, in which case such period shall be until the end of the Effectiveness Period), or such shorter period which will terminate when all Registrable Common Shares covered by such registration statement have been sold or withdrawn at the request of participating holders of Common Shares and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(b)	Make available to each Holder (i) at least two business days prior to filing with the SEC, any registration statement covering shares of Registrable Common Shares, any amendment or supplement thereto, and any prospectus used in connection therewith, which documents will be subject to the reasonable review of such Holders, and, with respect to a registration statement prepared pursuant to Section 2, Parent shall not file any such documents with the SEC to which any such Holder shall reasonably object, and (ii) a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic securities exchange) relating to such offering of Registrable Common Shares;

(c)	Furnish to each Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein except to the extent available on the internet) and the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement) as such Holder may reasonably request to facilitate the sale of the Registrable Common Shares;

(d)	After the filing of such registration statement, promptly notify each Holder of any stop order issued or, to Parent’s knowledge, threatened to be issued by the SEC and promptly take all reasonable actions to prevent the entry of such stop order or to obtain its withdrawal if entered;

(e)	Promptly inform each Holder (i) in the case of any offering of Registrable Common Shares in respect of which a registration statement is filed under the Securities Act, of the date on which such registration statement or any post-effective amendment thereto becomes effective and, if applicable, of the date of filing a Rule 430A or 430B prospectus, and (ii) of any request by the SEC, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering;

(f)	Subject to Section 3.1(h), until the earlier of (i) such time as all of the Registrable Common Shares being offered have been disposed of in accordance with the intended method of disposition by such Holder set forth in the registration statement or other offering document (and the expiration of any prospectus delivery requirements in connection therewith) and (ii) the expiration of 120 days after such registration statement or other offering document becomes effective (unless the offering is a continuous offering of securities pursuant to Rule 415, in which case until the end of the Effectiveness Period) (provided however, that if the effectiveness of such registration statement is suspended for any reason, then the contemplated period shall extend for the time such registration statement’s effectiveness was suspended), keep effective and maintain any registration, qualification or approval obtained in connection with the offering of the Registrable Common Shares, and amend or supplement the registration statement or prospectus or other offering document used in connection therewith to the extent necessary to comply with applicable securities laws;

(g)	Use its commercially reasonable efforts to have the Registrable Common Shares listed on any domestic and foreign securities exchanges on which the Common Shares are then listed;

(h)	As promptly as practicable, notify each Holder at any time when a prospectus relating to the sale of the Registrable Common Shares is required by law to be delivered in connection with sales by a dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to each Holder any such supplement or amendment;

(i)	Make available for inspection during the normal business hours of Parent by any Holder and any attorney, accountant or other agent retained by any such Holder in connection with the sale of Registrable Common Shares (collectively, the “Inspectors”), all relevant financial and other records, pertinent corporate documents and properties of Parent as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, trustees, directors and employees of Parent to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by Parent of its business and (ii) any records, information or documents shall be kept confidential by such Inspectors, unless (A) such records, information or documents are in the public domain or otherwise publicly available or (B) disclosure of such records, information or documents is required by a court or administrative order or by applicable law and notice of such requirement is promptly given to Parent after being received;

(j)	Take such other actions as are reasonably required to expedite or facilitate the sale of the Registrable Common Shares;

(k)	Make “generally available to its security holders” (within the meaning of Rule 158 under the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days, or such shorter period as may be required if Parent is an accelerated filer as defined in Rule 12b-2 promulgated under the Exchange Act, (or 90 days, or such shorter period as may be required if Parent is an accelerated filer as defined in Rule 12b-2 promulgated under the Exchange Act, after the end of any 12-month period if such period is a fiscal year) beginning with the first day of Parent’s first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period;

(l)	Take all other commercially reasonable steps necessary to effect the registration of the Registrable Common Shares contemplated hereby.

     3.2     Covenant of Holders.     Each Holder agrees and covenants that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 3.1(h), such Holder will forthwith discontinue disposition of Registrable Common Shares pursuant to the registration statement covering such Registrable Common Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(h), and, if so directed by Parent, such Holder will deliver to Parent all copies, other than permanent file copies, then in such Holder’s possession of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

SECTION 4
EXPENSES

     All expenses incurred in connection with the registration of Registrable Common Shares, including all filing fees, escrow fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements, if any, of Parent’s counsel in connection with blue sky qualifications of the Registrable Common Shares), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including all salaries and expenses of Parent’s officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by Parent are then listed, and fees and disbursements of counsel for Parent and Parent’s independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance) directly attributable to the registration of securities, Securities Act liability insurance (if Parent elects to obtain such insurance), the fees of counsel retained by a Holder and the fees and expenses of any special experts or other Persons retained by Parent will be borne by Parent. Parent shall have no obligation to pay and shall not pay any underwriting fees, discounts or commissions in connection with any Registrable Common Shares registered pursuant to this Agreement.

SECTION 5
INDEMNIFICATION

     5.1     Indemnification by Parent and Parent L.P..     Parent and Parent L.P. agree to (a) indemnify and hold harmless each Holder, its officers, directors and agents, and each Person, if any, who controls any of the foregoing Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (individually, a “Loss”; collectively, “Losses”) arising from or caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common Shares or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any failure by Parent to fulfill any undertaking in the relevant registration statement, and (iii) any violation or alleged violation by Parent or Parent L.P. of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state in which Registrable Common Shares are offered and relating to action or inaction required of Parent in connection with such offering, and (b) reimburse each such Person for any legal or other out-of-pocket expenses reasonably incurred in connection with investigating, or defending against, any such Loss (or any proceeding in respect thereof), subject to Section 5.3, except that the indemnification provided for in this Section 5.1 shall not apply to Losses that are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to Parent or Parent L.P. by or on behalf of any Holder expressly for use therein. Notwithstanding the foregoing, Parent and Parent L.P. shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the prospectus included in the relevant registration statement, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of Parent with copies of the prospectus as so amended or supplemented, a Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or at the time of sale of Registrable Common Shares if such delivery is required by the Securities Act.

     5.2     Indemnification by Holders.     Each Holder agrees to indemnify and hold harmless Parent and Parent L.P., their respective officers, trustees and directors, and each Person, if any, who controls Parent and Parent L.P. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity made pursuant to Section 5.1 from Parent and Parent L.P. to such Holder, but only with reference to information furnished in writing by or on behalf of such Holder expressly for use in any registration statement or prospectus relating to the Registrable Common Shares, or any amendment or supplement thereto, or any preliminary prospectus.

     5.3     Conduct of Indemnification Proceedings.     In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 5.1 or 5.2, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “IndemnifyingParty”) in writing, provided, however, that the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability it may have under this Agreement or otherwise except if such failure materially prejudices the Indemnifying Party. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention, (b) the Indemnifying Party shall have failed to comply with its obligations under the preceding sentence or (c) the Indemnified Party shall have been advised by its counsel in writing that actual interests exist between the Indemnifying Party and the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be fully responsible, shall be applied to or against an Indemnified Party without the prior written consent of the applicable Indemnified Party.

     5.4     Contribution.     If the indemnification provided for in Sections 5.1 and 5.2 from the Indemnifying Party is unavailable to an Indemnified Party in respect of any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.1 and 5.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. No party shall be liable for contribution with respect to any action or claim settled without its written consent, which consent shall not be unreasonably withheld. Notwithstanding the provisions of this Section 5.4, no Holder shall be required to contribute any amount in excess, if the amount of the net proceeds such Holder received exceeds the amount of any Losses which such Holder has otherwise been required to pay due to such untrue or alleged untrue statement or omission of alleged omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraphs. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 6
TERMINATION

     So long as Parent has made the filings contemplated by Article 7 and, as a result Holders may make resales of its Registrable Common Shares under Rule 144, this Agreement shall be suspended with respect to Holders that (i) “beneficially own” less than 1% of the issued and outstanding Common Shares and such Common Shares are able to be sold under Rule 144 (other than Rule 144(k)) or (ii) are eligible to sell all of their Registrable Common Shares in accordance with Rule 144(k). In addition, this Agreement shall terminate with respect to a Holder if such Holder ceases to own any Registrable Common Shares. For this Section 6, a Holder shall be deemed to own any and all Common Shares such Holder “beneficially owns” as such term is defined under Rule 13d-3 of the Exchange Act. Notwithstanding the foregoing, Parent’s and Holders’ rights, duties and obligations under Section 4, Section 5 and Section 7 shall survive the termination or suspension of this Agreement.

SECTION 7
AVAILABLE INFORMATION

     Parent shall take such reasonable actions and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 and Rule 144A, or any successor provisions.

SECTION 8
ASSIGNMENT OF RIGHTS

     The rights of any Holder under this Agreement with respect to any Registrable Common Shares owned by such Holder may be freely assigned to any Holder who becomes the owner of at least 25% of the Registrable Common Shares owned by such Holder as of the date hereof.

SECTION 9
MISCELLANEOUS

     9.1     Provision of Information.     Each Holder shall, and shall cause it officers, directors, employees and agents to complete and execute all such questionnaires as Parent shall reasonably request in connection with any registration pursuant to this Agreement.

     9.2     Injunctions.     Irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specified terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled.

     9.3     Severability.     If any term or provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

     9.4     Further Assurances.     Subject to the specific terms of this Agreement, each Holder, Parent and Parent L.P. shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     9.5     Entire Agreement; Modification.     This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all agreements and understandings entered into prior to the execution hereof. This Agreement may be modified or provisions may be waived hereunder only by a written instrument duly executed by or on behalf of Parent, Parent L.P. and Holders who collectively own in excess of 50% of the Registrable Common Shares.

     9.6     Counterparts.     For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, but all such counterparts shall be deemed one and the same instrument.

     9.7     Notices.     All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be given by hand or by mail (return receipt requested) or sent by overnight delivery service, cable, telegram, or facsimile transmission to the parties at the address specified beside each party’s name on the signature pages hereto or at such other address as shall be specified by the parties by like notice. Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth business day after posting, in the case of notice so given by overnight delivery service, on the day after notice is deposited with such service, and in the case of notice so given by cable, telegram, facsimile transmission or, as the case may be, personal delivery, on the date of actual delivery.

     9.8     Governing Law.     THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PRINCIPLES (WHETHER OF THE STATE OF Maryland OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MAryland.

     9.9     Successors and Assigns.     This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties hereto, including and without the need for an express assignment, subsequent holders of Registrable Common Shares that are permitted assigns pursuant to Article 8. Except as provided herein, the parties may not assign their rights under this Agreement and Parent and Parent L.P. may not delegate its obligations under this Agreement. Any attempted assignment or delegation prohibited hereby shall be void.

     9.10     Parties in Interest.     Except as otherwise specifically provided herein, nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any Person other than the Holders, Parent and Parent L.P. and their respective successors and permitted assigns.

     9.11     Effectiveness.     Notwithstanding the date of this Agreement, the terms and provisions of and rights and obligations under this Agreement shall become effective at the Effective Time. In the event the transactions contemplated by the Merger Agreement are not consummated, this Agreement shall become null and void and have no further force or effect.

[Signature Page Follows]

     IN WITNESS WHEREOF, Parent, Parent L.P. and Prentiss have duly executed this Agreement, all as of the date first written above.

     BRANDYWINE REALTY TRUST

BRANDYWINE REALTY TRUST

By: /s/ Gerard H. Sweeney
Name: Gerard H. Sweeney
Title: President and Chief Executive Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: Brandywine Realty Trust
its General Partner

By: /s/ Gerard H. Sweeney
Name: Gerard H. Sweeney
Title: President and Chief Executive Officer

Address:	/s/ Michael V. Prentiss
3890 West Northwest Highway	Michael V. Prentiss
Suite 400
Dallas, TX 75220